Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bio-Path Holdings, Inc.

Bellaire, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-215205) and Form S-8 (File No. 333-156054) of Bio-Path Holdings, Inc. of our reports dated March 15, 2017, relating to the consolidated financial statements, and the effectiveness of Bio-Path Holdings, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Salt Lake City, Utah

March 15, 2017